UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock Investment Quality Municipal Income Trust

BlackRock New Jersey Investment Quality Municipal Trust, Inc.

BlackRock New York Investment Quality Municipal Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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PLEASE VOTE NOW!

WE STILL NEED YOUR HELP!

IMPORTANT NOTICE:

BLACKROCK INVESTMENT QUALITY MUNICIPAL INCOME TRUST (“RFA”)

BLACKROCK NEW JERSEY INVESTMENT QUALITY MUNICIPAL TRUST, INC. (“RNJ”)

BLACKROCK NEW YORK INVESTMENT QUALITY MUNICIPAL TRUST, INC. (“RNY”)

Dear Shareholder,

You recently received proxy materials relating to proposals to be voted on at the joint Special Shareholder Meeting of RFA, RNJ and RNY which will be held at the offices of BlackRock Advisors, LLC, 1 University Square Drive, Princeton, NJ 08540, on Thursday, May 31, 2012, at 9:00 a.m. (Eastern time). You are receiving this THIRD REMINDER notice because you held shares in one or more of the above named funds on the record date and we have not received your vote. Please help us avoid adjournments, phone calls and costs associated with additional mailings by promptly voting your shares.

For the reasons set forth in the proxy materials previously mailed to you, the Board of Directors or Trustees of each fund unanimously recommend that you vote “FOR” the approval of the proposals.

It is important that you vote.

You can cast your vote by using one of the following options:

1. Vote Online — by logging onto the website listed on the enclosed voting instructions form;

2. Vote by Touch-Tone Phone — by calling the toll free number on the voting instructions form and following the instructions; or

3. Vote By Mail — by completing and returning your executed voting instructions form in the postage paid envelope provided.

Remember, your vote is very important and counts. Please exercise your shareholder rights and vote today.

If you have any questions about the proposals, please call Georgeson Inc., each fund’s proxy solicitor, toll free at 1-866-856-2826.

If you have already voted, please disregard this notice.

Thank you for voting!